EXHIBIT 10.1




THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 4th day of April, 2005, by and between Pegasus Wireless Corp., a Colorado corporation, (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares and convertible debt of CEO Channel.com, Inc., a Florida corporation, ("CEOC")

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 3,000,000 shares of the common stock of ISSUER, $.0001 par value (the "Shares"), in exchange for 100% 100% of the outstanding convertible debt of CEOC and 100% of the issued and outstanding shares of CEOC shall be contributed back to CEOC, such that CEOC shall become a wholly owned subsidiary of the ISSUER.

     2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS the following:

          i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Colorado. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Colorado.

          ii. Capital. The authorized capital stock ISSUER consists of 100,000,000 shares of common stock, $.0001 par value, of which no more than 30,409,992 are issued and outstanding stock. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any



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     additional shares of its capital stock.  Immediately  following the closing there will be no more than 33,409,992 shares of common stock issued and outstanding. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Colorado.

     3. SHAREHOLDERS, convertible debt holders and CEOC represent and warrant to ISSUER the following:

          i. Organization CEOC is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of United have been valid and in accordance with the laws of Florida.

          ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share/convertible debt holdings of 100% of CEOC shareholders and convertible debt holders.

          iii. Absence of Changes. Since the date of the financial statements (March 31, 2005, attached hereto), there has not been any change in the financial condition or operations of CEOC, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          iv. Liabilities. CEOC does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the CEOC financial statements. CEOC is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving CEOC or its common stock. There is no dispute of any kind between the CEOC and any third party, and no such dispute will exist at the closing of this Agreement. At closing, United will be free from any and all liabilities, liens, claims and/or commitments.

          v. Ability to Carry Out Obligations. CEOC has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by United of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which CEOC or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause United to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of CEOC or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

          vi. Full Disclosure. None of the representations and warranties made by the CEOC, or in any certificate or memorandum furnished or to be furnished by the CEOC, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.



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          vii.  Contract  and  Leases.  CEOC is not  currently  carrying  on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from CEOC.

          viii. Compliance with Laws. CEOC has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to CEOC. CEOC has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

          ix. Litigation. CEOC is not, (and has not been), a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the CEOC, there is no basis for any such action or proceeding and no such action or proceeding is threatened against CEOC and CEOC is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          x. Conduct of Business. Prior to the closing, CEOC shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

          xi. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

          (1)  Articles of Incorporation;
          (2)  Bylaws;
          (3)  Minutes of Shareholders Meetings;
          (4)  Minutes of Directors Meetings;
          (5)  List of Officers and Directors;
          (6) Current Balance Sheet together with other financial statements described in Section 2(iii);
          (7) Stock register and stock records of CEOC and a current, accurate list of CEOC's shareholders.

          xii. Documents. All minutes, consents or other documents pertaining to United to be delivered at closing shall be valid and in accordance with the laws of Florida.

          xiii. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such



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     shares, except as provided in this Agreement,  the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

     4. INVESTMENT INTENT. SHAREHOLDERS agree that the shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER.

     5. CLOSING. The closing of this transaction shall take place at Freemont, California office of ISSUER.

     6. DOCUMENTS TO BE DELIVERED AT CLOSING.

     i.   By the ISSUER

          (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 3,000,000 Shares, registered in the names of the SHAREHOLDERS based upon their holdings in United as agreed to on Exhibit A.

     ii.  By SHAREHOLDERS AND CEOC

          (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of CEOC and representations that 100% of the convertible debt of United is considered paid in full.

          (2) Consents signed by all the shareholders of CEOC consenting to the terms of this Agreement.

          (3) The resignation of all officers of CEO

          (4) A Board of Directors resolution appointing such person as ISSUER designate as a director(s) of CEOC.

          (5) The resignation of all the directors of CEOC, except that of SHAREHOLDER'S designee, dated subsequent to the resolution described in 3, above.

          (6) Audited financial statements of the CEOC filed with the SEC, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

          (7) All of the business and corporate records of CEOC, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.



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          (7) Such other  minutes of United  shareholders  or  directors  as may reasonably be required by ISSUER.

          (8) An Opinion Letter from CEOC's Attorney attesting to the validity and condition of the CEOC.

     7. REMEDIES.

          i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Freemont, California in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     8. MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          v. Entire Agreement.  This Agreement contains the entire Agreement and
     understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.

          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been



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     duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

         ISSUER:              Pegasus Wireless Corp.
                              48499 Milmont Drive
                              Freemont, CA 94538

         STOCKHOLDERS         c/o Mintmire & Assoc
                              265 Sunrise Ave., Suite 204
                              Palm Beach, FL 33480

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 4th day of April 2005.


By: /s/ Larry Creeger
---------------------------------
Larry Creeger, President and sole
Director
CEO Channel.com, Inc.
(SHAREHOLDERS)




By: /s/ Stephen H. Durland
---------------------------------
Stephen H. Durland, CFO and
Director
Pegasus Wireless Corp.,
(ISSUER)













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